OPERATING AGREEMENT



                                       OF



                          EGLOBE/OASIS RESERVATIONS LLC

                     (A DELAWARE LIMITED LIABILITY COMPANY)

                               OPERATING AGREEMENT

                                       OF

                          EGLOBE/OASIS RESERVATIONS LLC
                     (A DELAWARE LIMITED LIABILITY COMPANY)


         THIS OPERATING AGREEMENT is made and entered into as of this _____ day of September, 1999 (the "Agreement"), by and between EGLOBE/OASIS, INC., a Delaware corporation ("EOI"), and OUTSOURCED AUTOMATED RESERVATIONS AND INTEGRATED SOLUTIONS INC., a Delaware corporation ("OASIS").

                                    RECITALS:

         A. EOI and OASIS desire to form a limited liability company (the "Company") pursuant to the terms of this Agreement.

                                   AGREEMENT:

         NOW, THEREFORE, the parties hereby agree as follows:


                                    ARTICLE 1
                                   DEFINITIONS

         1.1 Capitalized Terms. The following capitalized terms used in this Agreement have the meanings set forth below:

             "Act" means the Delaware Limited Liability Company Act, as the same may be amended from time to time.

             "Affiliate" means any Person who directly or indirectly controls, is controlled by, or is under common control with, another Person.

             "Agreement" means this Agreement as it may be amended from time to time.

             "Bankruptcy" or "Bankrupt" means, with respect to any Person, a Person making an assignment for the benefit of creditors, becoming a party in any manner to any liquidation or dissolution action or proceeding with respect to such Person or any bankruptcy, reorganization, insolvency or other proceeding for the relief of financially distressed debtors with respect to such Person, or a receiver, liquidator, custodian or trustee being appointed for such Person or a substantial part of such Person's assets and, if any of the same occur involuntarily, the same not being dismissed, stayed or discharged within 20 days; or the entry of an order for relief against such Person under Title 11 of the United States Code or any state bankruptcy or insolvency proceeding. A Person shall be deemed Bankrupt if the Bankruptcy of such Person shall have occurred.

                  "Board of Directors," "Board" or "Directors" means those individuals elected to serve as Directors by the Members pursuant to the term of this Agreement. Directors need not be Members.

                  "Capital Account" means, as to any Member, the capital account maintained for each Member in accordance with Section 6.1 of this Agreement.

                  "Capital Cash Flow from ORS" means all cash or other property received by the Company from (i) any sale or disposition of the ORS Shares; (ii) any sale or other disposition of the assets of ORS (other than sales or dispositions in the ordinary course of business) to the extent the proceeds are not applied to the reduction of the liabilities of ORS; (iii) any damage, condemnation and insurance recoveries of ORS to the extent not used to restore or replace the applicable property or applied to the reduction of liabilities of ORS; and (iv) any financing or refinancing by ORS not applied to the reduction of the liabilities of ORS or to improving or expanding the business of ORS.

                  "Cash Flow from the EGLOBE Securities" means all cash or other property received by the Company from any sale or other disposition of the EGLOBE Securities (other than the exchange of the EGLOBE Securities under Sections 11.6 or 11.7).

                  "Capital Contribution" means, as to each Member, the amount of capital contributed by such Member in accordance with Article 4 of this Agreement. Any reference in this Agreement to the Capital Contribution of a Member shall include the Capital Contributions made by any predecessor in interest of such Member in respect of the Interests of such Member.

                  "Certificate of Formation" means the Certificate of Formation of the Company filed with the Delaware Secretary of State in accordance with the Act, as the same may be amended from time to time.

                  "Code" means the Internal Revenue Code of 1986, as amended.

                  "Contribution  Agreement"  means  that  certain   Contribution
Agreement dated as of September __, 1999 by and among the Company, EGLOBE, EOI, OASIS and ORS.

                  "EBITDA" means, for any period, consolidated earnings from continuing operations before interest, taxes and depreciation and amortization, determined in accordance with generally accepted accounting principles, consistently applied.

                  "EGLOBE" means EGLOBE, INC., a Delaware corporation.


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

                  "EOI" means EGLOBE/OASIS, INC., a Delaware corporation.

                  "EGLOBE Common Stock" means the shares of Common Stock, par value $.001 per share, of EGLOBE to be contributed to the Company by EGLOBE under the Contribution Agreement. Any references in this Agreement to shares of EGLOBE Common Stock shall include any securities or other property into which such shares may be converted.

                  "EGLOBE Securities" means the shares of EGLOBE Common Stock and EGLOBE Warrants to be contributed to the Company by EGLOBE under the Contribution Agreement (including any shares of EGLOBE Common Stock issuable under the EGLOBE Warrants).

                  "EGLOBE   Warrants"   means  the  warrants  of  EGLOBE  to  be
contributed to the Company under the Contribution Agreement.

                  "Entity" means a Person other than a natural person and includes, without limitation, corporations (both non-profit and other corporations), partnerships (both limited, limited liability, general), trusts, joint ventures, limited liability companies, and unincorporated associations.

                  "Fiscal Year" has the meaning set forth in Section 9.4 of this Agreement.

                  "Interests" means the limited liability company interests of a Member in the Company at any particular time, including the right of such Member to any and all benefits to which a Member may be entitled under this Agreement, together with the obligations of such Member to comply with all of terms and provisions of this Agreement.

                  "Members" means EOI and OASIS, and all other Persons admitted as additional or substituted Members pursuant to this Agreement, so long as they remain Members.

                  "Member  Nonrecourse  Debt" as used herein shall have the same
meaning  as  the  term  Apartner   nonrecourse  debt"  in  Regulations   Section
1.704-2(b)(4).

                  "Member Nonrecourse Debt Minimum Gain" as used herein shall have the same meaning as the term "partner nonrecourse debt minimum gain" in Regulations Section 1.704-2(i)(2) and shall be determined in the manner set forth in Regulations Section 1.704-2(i)(3).

                  "Minimum Gain" as used herein shall have the same meaning as the term "partnership minimum gain" in Regulations Section 1.704-2(b)(2) and
(d).

                  "Net Profits" or "Net Losses" as used herein shall mean for each fiscal year the Company's taxable income or loss determined under Code
Section 703(a) and adjusted as follows:


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


                  (a) Tax exempt income of the Company shall increase Net Profits and shall decrease Net Losses.

                  (b)    Expenditures    described   in   Regulations    Section
1.704-1(b)(2)(iv)(i) shall decrease Net Profits and increase Net Losses.

                  (c) If the value of property of the Company reflected in the Members' Capital Accounts is adjusted in accordance with Sections 6.1(c)(i) or
(ii) or 6.1(d) hereof, the amount of such adjustment shall be treated as a gain or loss in determining Net Profits or Net Losses.

                  (d) If the value of property of the Company reflected in the Members' Capital Accounts is adjusted pursuant to Section 6.1(c) or (d), the Company disposes of such property, and such disposition results in a gain or loss that is recognized for federal income tax purposes, then such gain or loss shall be computed by using the value of such property as it is reflected in the Members' Capital Accounts in lieu of the tax basis of such property.

                  (e) If the value of property of the Company as reflected in the Members' Capital Accounts is adjusted in accordance with Section 6.1(c), the amount of depreciation, depletion, or amortization for such property shall be the Revised Depreciation.

                  (f) If an adjustment of the Members' Capital Accounts is required by Treasury Regulations Section 1.704-1(b)(2)(iv)(m) because of a distribution to a Member other than a distribution in liquidation of such Member's Interest, the amount of such adjustment shall be treated for purposes of determining Net Profits or Net Losses as gain, if it increases the tax basis of property of the Company, or as a loss, if decreases the tax basis of such property of the Company.

                  (g) None of the  allocations set forth in Sections 6.3 through
6.9 shall be taken into account in determining Net Profits and Net Losses.

                  "Nonrecourse Deductions" has the meaning set forth in Treasury Regulation Section 1.704-2(c).

                  "OASIS" means Outsourced Automated Reservations and Integrated Solutions, Inc., a Delaware corporation.

                  "OASIS Loan" means that certain loan of $451,400 to be made by OASIS to ORS pursuant to the terms of the Contribution Agreement.

                  "Officers" are those persons appointed as officers of the Company and ORS under the terms of this Agreement.

                  "Operating Cash Flow From ORS" means all cash or other property received by the Company from any source (excluding Capital Cash Flow from ORS and Cash Flow from the


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


EGLOBE Securities), reduced by cash applied: (i) to pay all of the expenses of the Company, including debt service, operating expenses and capital expenditures; and (ii) to establish a working capital reserve for future expenses of the Company, including debt service, operating expenses and capital expenditures, which reserve shall be in a reasonable amount to be determined by the Directors.

                  "ORS" means Oasis Reservations Services, Inc., a Delaware corporation.

                  "ORS Shares" means the shares of the capital stock of ORS to be contributed to the Company by OASIS under the Contribution Agreement.

                  "Residual Interest" means that part of the Interest of OASIS in the Company which has the rights set forth in Sections 7.1(d) and 8.4( c).

                  "Treasury  Regulations"  means  the  regulations  of the  U.S.
Department of the Treasury promulgated under the Code, as such Treasury Regulations may be amended from time to time (including corresponding provisions of succeeding regulations).

                  "Transfer" has the meaning given to such term in Section 11.1 of this Agreement.

                                    ARTICLE 2
                             ORGANIZATIONAL MATTERS

         2.1 Formation. Subject to the terms and conditions of this Agreement, the parties hereby form the Company as a limited liability company pursuant to the provisions of the Act. The rights and duties of the Members, and the affairs of the Company, shall be governed by the provisions of this Agreement and the Act.

         2.2 Certificate of Formation and Related Documents. As soon as possible after the execution of this Agreement, the Members shall cause an Amended and Restated Certificate of Formation (the "Amended Certificate") to be filed in the Secretary of State of the State of Delaware in accordance with the requirements of the Act. The Amended Certificate shall reiterate the provisions of Sections 8.1, 8.2 and 8.4 of this Agreement. From time to time, the Members shall execute such certificates, qualifications to do business, fictitious name certificates, or similar filings in such jurisdictions as the Board of Directors may determine from time to time to be necessary or appropriate in connection with the conduct of the business of the Company or to provide notification of the limitation of liability of Members under applicable law.

         2.3 Name. The name of the Company shall be "eGlobe/Oasis Reservations LLC."

         2.4 Principal Office. The principal office of the Company shall be located at 1250 24th Street, N.W. , Suite 725, Washington, D.C. 20037, or such other location as the Board of Directors may from time to time determine. The Company shall promptly notify the Members of any change in the Company's principal office.

         2.5 Other Offices. The Company may have such other offices as the Board of Directors may from time to time determine.

         2.6 Term. The existence of the Company shall continue until the Company is dissolved in accordance with the terms of this Agreement or the Act.

         2.7 Registered Agent and Registered Office. The initial registered agent and registered office of the Company is The Corporation Trust Company, 209 Orange Street, Wilmington, Delaware 19801.

         2.8 Change of Registered Agent or Registered Office. The registered agent and the registered office may be changed from time to time at the direction of the Board of Directors.

                                    ARTICLE 3
                               PURPOSE AND POWERS

         3.1 Purpose of the Company. The Company is organized for the following purposes:

             (a) To  acquire  the  ORS  Shares  pursuant  to  the  terms  of the
                 Contribution Agreement; and

             (b) To acquire the EGLOBE  Securities  pursuant to the Contribution
                 Agreement; and

             (c) To conduct, exclusively through ORS, the business currently conducted and proposed to be conducted by ORS, and any activity incidental thereto.

         3.2 Powers. The Company shall have all powers of a limited liability company under the Act and the power to do all things necessary or convenient to accomplish its purposes as set forth in Section 3.1.

                                    ARTICLE 4
                              CAPITAL CONTRIBUTIONS

         4.1      Required Capital Contributions.

                  (a)  Upon  the  execution  of  this  Agreement,   OASIS  shall
contribute to the Company all of the outstanding capital stock of ORS, pursuant to the terms of the Contribution Agreement.


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


             (b) Upon the execution of this Agreement, EOI shall contribute to the Company shares of EGLOBE Common Stock, and the EGLOBE Warrants, pursuant to the terms of the Contribution Agreement.

         4.2 Additional Capital Contributions. The Members shall not be required or permitted to make any additional Capital Contributions without the prior approval of all of the Members.

                                    ARTICLE 5
                            INTERESTS IN THE COMPANY

         5.1 Interests in the Company. In exchange for the Capital Contributions to be made by the Members under Section 4.1, OASIS and EOI shall receive the Interests described in this Agreement.

                                    ARTICLE 6
                        CAPITAL ACCOUNTS AND ALLOCATIONS

         6.1 Capital Accounts; Maintenance Generally. A Capital Account shall be maintained for each Member in accordance with the following provisions:

             (a) Upon the Company's receipt of the Capital Contributions required by Section 4.1, the Capital Account of OASIS shall be credited with an initial balance equal to its stockholder's equity as of the date of this Agreement, and the Capital Account of EOI shall be credited with an initial balance of $3,000,000. Thereafter, each Member's Capital Account shall be increased by (i) the amount of money contributed by such Member to the Company;
(ii) the fair market value of property contributed by such Member to the Company (net of liabilities secured by such contributed property that the Company is considered to assume or take subject to under Code Section 752), and (iii) the allocations to such Member of Net Profits and the amount of any items of income and gain allocated to such Members under Section 6.2 through 6.9 hereof.

             (b) Each Member's Capital Account shall be decreased by (i) the amount of money distributed to such Member by the Company, (ii) the fair market value of property distributed to such Member by the Company (net of liabilities secured by such distributed property that such a Member is considered to assume or take subject to under Code Section 752), and (iii) such Member's distributive share of Net Losses and the amount of any items of deduction or loss allocated to such Member under Sections 6.2 through 6.9.

             (c) The value of all items of property reflected in the Capital Accounts of the Members shall be adjusted to their fair market values and such adjustment shall be reflected in the Capital Accounts of the Members as part of Net Profits or Net Losses or under Section 6.9 hereof, as the case may be, as of the following times:


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


                 (i) in connection with a contribution of money or other property (other than a de minimis amount) to the Company by a new or existing Member as consideration for an Interest in the Company; and

                 (ii) in connection with a liquidation of the Company within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(g) or a distribution of money or other property (other than a de minimis amount) by the Company to a retiring or continuing Member as consideration for an interest in the Company;

                 (iii) in connection with adjustments to the basis of property of the Company pursuant to Code Section 734(b) or 743(b), but only to the extent that the Capital Accounts of the Members are adjusted as required in Treasury Regulations Section 1.704-1(b)(2)(iv)(m).

             (d) The value in the Capital Accounts of the Members of an item of property of the Company that is distributed to a Member shall, immediately prior to such distribution, be adjusted to its fair market value and such adjustment shall be reflected in the Capital Accounts of the Members as part of Net Profits or Net Losses.

             (e) Any Member who shall acquire Interests in the Company by means of a transfer to such Member of all or a part of the Interests of another Member, shall have a Capital Account which reflects the Capital Account of the transferred Interests.

             (f)   Notwithstanding  any  provision  in  this  Agreement  to  the contrary, the Members intend that each Member's Capital Account shall be maintained and adjusted in accordance with the Code and the Treasury Regulations, including, without limitation, (i) the adjustments permitted or required by Code Section 704(b) and, to the extent applicable, the principles expressed in Code Section 704(c); and (ii) the adjustments required to maintain Capital Accounts in accordance with the "substantial economic effect test" set forth in the Treasury Regulations under Code Section 704(b).

         6.2 Allocations of Net Profits and Net Losses. After the allocations required by Sections 6.3 through 6.9 hereof have been made, Net Profits and Net Losses shall be allocated among the Members as follows:

             (a) Net Profits shall be allocated to the Members (i) first, to each Member, in proportion to, and to the extent of, the amounts by which the aggregate amount distributed to each Member pursuant to Section 7.1 exceeds the aggregate amount of Net Income allocated to such Member pursuant to this Section 6.2(a)(i); (ii) second, to the extent of, and in proportion to, the amount by which the aggregate amount of Net Losses allocated to each Member pursuant to
Section 6.2(b) exceeds the aggregate amount of Net Income allocated to each Member pursuant to this Section 6.2(a)(ii), until each Member has been allocated sufficient Net Profit to reverse the prior Net Losses allocated to such Member; and (iii) thereafter, 90% to EOI and 10% to OASIS, unless distributions are then being made pursuant to Section 7.1(c), in which case all further allocations of


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


Net Income pursuant to this Section 6.2(a)(iii) shall be made 99% to OASIS and 1% to EOI, or unless distributions are then being made pursuant to Section 7.1(d), in which case all further allocations of Net Income pursuant to this
Section 6.2(a)(iii) shall be made to EOI.

             (b) Net Losses shall be allocated to the Members (i) first, to the extent of, and in proportion to, the amounts (if any) by which the aggregate amount of Net Income allocated to each Member pursuant to Section 6.2(a)(iii) exceeds the aggregate amount of Net Loss allocated to each Member pursuant to this Section 6.2(b)(i); and (ii) thereafter, 90% to EOI and 10% to OASIS, unless distributions are then being made pursuant to Section 7.1(c), in which case all further allocations of Net Losses pursuant to this Section 6.2(b)(ii) shall be made 99% to OASIS and 1% to EOI, or unless distributions are then being made pursuant to Section 7.1(d), in which case all further allocations of Net Losses pursuant to this Section 6.2(b)(ii) shall be made to EGLOBE.

         6.3 Minimum Gain Chargeback. If there is a net decrease in Minimum Gain for a fiscal year, to the extent required in Treasury Regulations Section 1.704-2(f), each Member shall be allocated items of income and gain for such fiscal year, and if necessary, for subsequent fiscal years in accordance with Treasury Regulations Section 1.704-2(j)2(iii), equal to the Member's share of the net decrease in Minimum Gain within the meaning of Treasury Regulations
Section 1.701-2(g)(2). The items of income and gain to be allocated pursuant to this Section 6.3 are intended to constitute a "minimum gain chargeback" within the meaning of Treasury Regulations Section 1.704-2(f).

         6.4 Member Nonrecourse Debt Minimum Gain Chargeback. If there is a net decrease in Member Nonrecourse Debt Minimum Gain for a fiscal year, to the extent required in Treasury Regulations Section 1.704-2(i)(4), each Member with a share of that Member Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(i)(5), as of the beginning of such fiscal year shall be allocated items of income and gain for such fiscal year, and if necessary for subsequent fiscal years in accordance with Treasury Regulations Section 1.704-2(j)2(iii), equal to the Member's share of the net decrease in Member Nonrecourse Debt Minimum Gain, determined in accordance with Treasury Regulations Section 1.704-2(i)(4). The items of income and gain to be allocated pursuant to this Section shall be those items described in Treasury Regulations Section 1.704-2(i)(4) and (j)(2). This Section 6.4 is intended to constitute a "partner nonrecourse debt minimum gain chargeback" within the meanings of Treasury Regulations Section 1.704-2(i)(4).

         6.5 Qualified Income Offset. If a Member unexpectedly receives an adjustment, allocation, or distribution described in Treasury Regulations
Section 1.704-1(b)(2)(ii)(d)(4), (5), or (6), such Member shall be allocated items of income and gain (consisting of a pro rata portion of each item of the income, including gross income, and gain of the Company for such fiscal year) in an amount and manner sufficient to eliminate as quickly as possible and to the extent required by the Treasury Regulations, the deficit Capital Account balance of such Member in excess of the amounts that such Member is deemed obligated to restore pursuant to Treasury Regulations Section 1.704-2(g)(1) and (Section) 1.704-2(i)(5). The allocations made pursuant to this Section 6.5 shall be made after all other allocations pursuant to Sections 6.2 through 6.4 and 6.7 through
6.9 have been made.


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

This Section 6.5 constitutes a "qualified income offset" within the meaning of Treasury Regulations Section 1.704-1(b)(2)(ii)(d).

         6.6 Gross Income Allocation. In the event that any Member has a deficit Capital Account at the end of any fiscal year in excess of the amount that such Member is deemed obligated to restore pursuant to Treasury Regulations Sections 1.704-2(g)(1) and 1.704-2(i)(5), each such Member shall be allocated items of income and gain in the amount of such excess. The allocations made pursuant to this Section 6.6 shall be made after all other allocations pursuant to Sections
6.2 through 6.5 and 6.7 through 6.9 have been made.

         6.7 Allocations of Nonrecourse Deductions. Nonrecourse Deductions for each taxable year shall be allocated among the Members as follows: (i) 90% to EGLOBE and (ii) 10% to OASIS.

         6.8 Allocations of Treasury Regulations Section 1.704-1(b)(2)(iv)(m) Adjustments. If an adjustment to the Capital Accounts of the Members is required by Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) or (4) because of a distribution in complete liquidation of a Member's Interest, the amount of such adjustment shall be treated as an item of gain, if it increases the tax basis of property of the Company, or as an item of loss, it if decreases the tax basis of property of the Company. If Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(2) applies to the adjustment to the Capital Accounts, such items of gain or loss shall be allocated to the Members in accordance with their Percentage Interests. If Treasury Regulations Section 1.704-1(b)(2)(iv)(m)(4) applies to the adjustment to the Capital Accounts, such items of gain or loss shall be allocated to the Member receiving the distributions.

         6.9 Code Section 704(c) Tax Allocations. Solely for tax purposes, and in accordance with Code Section 704(c), income, gain, loss, and deductions with respect to property contributed to the Company by a Member shall be shared among the Members so as to take account of the variation between the basis of the property to the Company for federal income tax purposes and its fair market value at the time of its contribution. If the value of any property of the Company reflected in the Members' Capital Accounts is adjusted pursuant to
Section 6.2(c)(i) or (ii), thereafter, allocations of depreciation, depletion, amortization, and gain or loss with respect to such property shall be determined so as to take into account the variation between the adjusted tax basis and the adjusted value of such property as reflected in the Members' Capital Accounts in the same manner as under Code Section 704(c).

                                    ARTICLE 7
                             DISTRIBUTION TO MEMBERS

         7.1 Distributions.

             (a) The Company shall make distributions to the Members at such times and in such amounts as may be approved by the Directors, except that: (i) prior to any Bankruptcy of any

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


Member, the Company or EGLOBE, the Company shall promptly distribute to the Members any Capital Cash Flow from ORS under Section 7.1(b)(iii), and (ii) after any Bankruptcy of any Member, the Company or EGLOBE, the Company shall promptly distribute to the Members all cash flow under Section 7.1(c).

             (b) Subject to Section 7.1(c) and 7.1(d), distributions shall be divided among the Members as follows:

                 (i) The Operating Cash Flow of the Company shall be divided as follows: 90% to EOI and 10% to OASIS.

                 (ii) The Cash Flow from the EGLOBE Securities shall be divided as follows: 90% to EOI and 10% to OASIS.

                 (iii) The Capital Cash Flow from ORS shall be divided as follows: (aa) first, 100% to OASIS until OASIS shall have received aggregate distributions on or after the date of this Agreement in an amount equal to $9,000,000; and (bb) then, 90% to OASIS and 10% to EGLOBE.

             (c) In the event of any Bankruptcy of any Member, the Company or EGLOBE, the Operating Cash Flow from ORS, the Capital Cash Flow from ORS and Cash Flow from the EGLOBE Securities shall be divided as follows: 100% to OASIS until OASIS shall have received aggregate distributions on or after the date of this Agreement in an amount equal to $15,000,000; and then (i) 99% to OASIS and
(ii) 1% to EGLOBE.

             (d) After the exchange of the Interest of OASIS ( other than the Residual Interest) under Sections 11.6, 11.7 or 11.8, OASIS shall have the right to receive, with respect to its Residual Interest, annual distributions from the Company equal to $1,000 per calendar year.

         7.2 Return of Capital. Except as herein provided with respect to distributions during the term of the Company or following dissolution, no Member has the right to demand a return of such Member's Capital Contribution (or the balance of such Member's Capital Account). Further, no Member has the right (i) to demand and receive any distribution from the Company in any form other than cash or (ii) to bring an action of partition against the Company or its property.

         7.3 Limitations on Distributions. Notwithstanding any other provisions of this Article 7, the Company shall not make any distributions of money or property unless: (i) after such distribution is made, the fair market value of the Company's assets exceeds its total liabilities; and (ii) such distribution does not otherwise contravene any provision of law applicable to the Company.

                                    ARTICLE 8
                        MANAGEMENT OF THE COMPANY AND ORS

         8.1  Control of  Business.  Subject  to the  limitations  contained  in
Section 8.4, and the provisions of the Act, (i) the business and affairs of the Company and ORS shall be managed or under the direction of the Board of Directors, and (ii) the power to act for and bind the Company and ORS shall be vested exclusively in the Board of Directors, subject to the authority of the Board of Directors to delegate powers and duties to the Officers as set forth in this Agreement.

         8.2 Directors.

             (a)  Subject to the  provisions  of Section  8.2(b) and Section 8.2
(d), the Company and ORS shall have three (3) Directors. EOI shall have the right to appoint two (2) of these Directors, and OASIS shall have the right to appoint one (1) of these Directors.

             (b) Subject to Section 8.2(d), on and after any bankruptcy of EGLOBE or EOI, the Company and ORS shall have five (5) Directors. EOI shall have the right to appoint two (2) of these Directors and OASIS shall have the right to appoint three (3) of these Directors.

             (c) Each Director may be removed at any time by the Member who appointed such Director. Upon the death, resignation or removal of a Director, the Member that appointed him or her shall promptly appoint his or her successor.

             (d) In the event that the Interest of OASIS in the Company (other than the Residual Interest) is exchanged pursuant to Sections 11.6, 11.7 or 11.8, then EOI shall be entitled to appoint all of the Directors of the Company.

         8.3 Officers.

             (a) Authority and Duties. The Officers shall have the authority to manage and control the day to day operations of the business and affairs of the Company and ORS and to do all things necessary or convenient to carry out the business and affairs of the Company and ORS, subject in all cases to the authority of the Board of Directors and the limitations set forth in Section 8.4 of this Agreement. The Officers shall have the duties set forth in this Section
8.3 and such other duties as may be assigned to them from time to time by the Board of Directors.

             (b) President. The President shall have the powers and duties of supervision and management usually vested in the office of the chief executive officer and shall have and perform such other duties as may from time to time be assigned by the Board of Directors. The President shall preside at all meetings of the Members and the Board of Directors.

                  (c) Vice Presidents. The Vice Presidents, when appointed by the Board of Directors, shall have such powers and perform such duties as the Board of Directors and the President may from time to time assign to them. In the absence of the President, the Vice Presidents, in the order of their rank as established by the Board of Directors, shall perform the duties of the President and, when so acting, shall have all the powers of, and be subject to all the limitations imposed upon, the President.

                  (d) Secretary. The Secretary shall attend all meetings of the Members and the Board of Directors and shall keep true and accurate records of such meetings. The Secretary shall give notice of all meetings of the Members or the Board of Directors. The Secretary shall have such other powers and perform such other duties as the Board of Directors or President may from time to time assign to the Secretary.

                  (e) Treasurer. The Treasurer shall keep and maintain or cause to be kept and maintained accurate and complete books and records of accounts for the Company and ORS. Subject to the authority of the Board of Directors and the President, the Treasurer shall manage and oversee all monetary assets of the Company including cash, short-term investments and money market funds.

         8.4 Limitation of Authority of the Board of Directors and Officers.

             (a) Subject to Section 8.4(c), notwithstanding the general authority of the Board of Directors under Section 8.1 and the limited authority of the Officers under Section 8.3, the following matters shall require the prior written consent of all Directors and Members:

                  (i) the merger or consolidation of the Company or ORS with or into any other entity;

                  (ii) the sale, exchange or other transfer of all or any substantial part of the assets of the Company or ORS;

                  (iii) any sale, exchange or other transfer of the EGLOBE Shares, other than pursuant to Sections 11.6 or 11.7.

                  (iv) any sale, exchange or other transfer of the ORS Shares, other than pursuant to Sections 11.8 or 12.3;

                  (v) the incurrence or assumption by the Company or ORS, directly or indirectly, as principal or guarantor, of any indebtedness of any kind, except for (i) indebtedness of ORS existing as of the date of this Agreement; (ii) the OASIS Loan; or (iii) any additional indebtedness incurred by ORS on or after the date of this Agreement, provided that the proceeds of such additional indebtedness is utilized exclusively for the benefit of ORS and further provided, that the aggregate amount of such additional indebtedness which is outstanding does not exceed an amount equal to 120% of the gross revenues of ORS during the most recently computed calendar month (the additional indebtedness which may be incurred by ORS under this subsection (iii) shall not include any indebtedness with respect to the OASIS
Loan);

                  (vi) the grant of any lien on any of the assets of the Company or ORS, except for liens on the assets of ORS which encumber indebtedness permitted by Section 8.4(a)(v);

                  (vii) any transactions between the Company or ORS, and any Member, Director or Officer or any of their Affiliates, including but not limited to any loans, guarantees, advances, payments or transfers of any kind; except for the following transactions which do not require the prior approval of all Directors and Members: (aa) transactions expressly authorized by the other provisions of this Agreement or (bb) the provision of telecommunication services by EGLOBE or its Affiliates on terms and conditions (including price) which are at least as favorable as those available to the Company from unaffiliated third parties;

                  (viii) the making of any distributions, loans or advances by the Company to the Members (except as required by Section 7.1);

                  (ix) the making of any distributions, loans or advances by ORS to the Company (except as required by Section 7.1); or

                  (x) any material change in the nature of the business proposed to be conducted by the Company or ORS as of the date of this Agreement;

             (b) Subject to Section 8.4(c), notwithstanding the general authority of the Board of Directors under Section 8.1 and the limited authority of the Officers under Section 8.3, neither the Company nor ORS (while a subsidiary of the Company) shall take any of the actions listed below without the prior written consent of all Members:

                  (i) the commencement of any case, proceeding or other action on behalf of the Company or ORS under any existing or future law of any jurisdiction relating to bankruptcy, insolvency, reorganization or relief of debtors; the institution of any proceedings that have the Company or ORS adjudicated as bankrupt or insolvent or result in the entry of an order for relief; the consenting to the institution of bankruptcy or insolvency proceedings against the Company or ORS; the filing of a petition or consenting to a petition seeking reorganization, arrangement, adjustment, winding-up, dissolution, composition, liquidation or other similar relief on behalf of the Company or ORS of its debts under any federal or state law relating to bankruptcy; seeking or consenting to the appointment of a receiver, conservator, liquidator, assignee, trustee, sequestrator, custodian or any similar official for the Company or ORS or any portion of its properties or assets; the making of any assignment for the benefit of the creditors of the Company or ORS; or the admission in writing by the Company or ORS of its inability to pay its debts generally as they become due or the declaration of a moratorium on the payment of its debts.

             (c) In the event that the Interest of OASIS in the Company (other than the Residual Interest) is exchanged pursuant to Sections 11.6, 11.7 or 11.8 of this Agreement, OASIS shall not have any rights granted to Members under
Section 8.4(a), but, until the repurchase of the Residual Interest, OASIS shall continue to have the rights granted to Members under Section 8.4(b); including the right to prohibit any of the actions listed in Section 8.4(b).

             (d) The provisions of this Section 8.4, to the extent they purport to restrict the activities of ORS, shall only apply to ORS while a majority of the common stock of ORS is owned by the Company.

         8.5 OASIS Loan. OASIS shall loan the amount of $481,400 to the Company pursuant to the terms of the Contribution Agreement.

         8.6 Other Loans from Members. Subject to the limitations of Section 8.4, the Company may borrow additional amounts from the Members on the following terms: (i) each loan shall bear interest at the rate of 7% per annum, payable quarterly; (ii) the principal amount of each loan shall be due and payable 36 months after the date of the loan (except that the due date may be accelerated in the event of the sale of ORS); and (iii) each loan will be unsecured.

         8.7 Performance of Duties by Directors and Officers.

             (a) The Directors and Officers shall perform their duties in good faith, in a manner reasonably believed by them to be in the best interests of the Company, and with such care as an ordinarily prudent person in a like position would use under similar circumstances. In performing their duties, the Directors and Officers shall be entitled to rely upon information, opinions, reports, or statements including financial statements and other financial data, in each case prepared or presented by:

                 (i) one or more Officers or agents of the Company whom they reasonably believes to be reliable and competent in the matters presented; or

                 (ii) counsel, public accountants or other persons as to matters which they reasonably believes to be within such person's professional or expert competence.

             (b) The Directors and Officers shall not be considered to be acting in good faith if they have knowledge concerning the matter in question that would cause such reliance described in the preceding paragraph to be unwarranted.

         8.8 Limitations on Liability of Members, Directors and Officers. No Members, Directors and Officers of the Company shall have any liability to the Company or the Members for any losses sustained or liabilities incurred as a result of any act or omission of such person if (i) the person acted in good faith and in a manner he or she reasonably believed to be in, or not opposed to, the interests of the Company and (ii) the conduct of the person did not constitute actual fraud, gross negligence, or willful misconduct.

         8.9 Liability to Third Parties. The debts, obligations, and liabilities of the Company, whether arising in contract, tort, or otherwise, shall be solely the debts, obligations, and liabilities of the Company, and the Members, Directors and Officers shall not be obligated personally for any such debt, obligation, or liability by reason of acting as a Member, Director of Officer of the Company.

         8.10 Indemnification.

              (a) To the maximum extent permitted by law, the Company shall defend, indemnify and hold harmless the Directors and Officers and the employees and agents of the Company (each, an "Indemnitee") from and against any and all losses, claims, demands, costs, damages, liabilities, and expenses of any nature (including attorney's fees and disbursements), judgments, fines, settlements, penalties and other expenses actually and reasonably incurred by the Indemnitee, by reason of the fact that the Indemnitee is or was a Director or Officer of the Company or is or was an employee or agent of the Company, arising out of or incidental to the business of the Company provided that (i) the Indemnitee's conduct did not constitute willful misconduct; (ii) the action is not based on a breach of this Agreement; (iii) the Indemnitee acted in good faith and in a manner Indemnitee reasonably believed to be in, or not opposed to, the best interests of the Company; and (iv) such Indemnitee's conduct was not unlawful. The termination of any action, suit or proceeding by judgment, order, settlement, conviction, or upon a plea of nolo contendere, or its equivalent, shall not, in and of itself, create a presumption that the Indemnitee acted in a manner contrary to that specified above.

              (b) Expenses incurred by an Indemnitee in defending any claim, demand, action, suit or proceeding subject to this Section shall be advanced by the Company prior to the final disposition of such claim, demand, action, suit or proceeding upon receipt by the Company upon an undertaking by or on behalf of the Indemnitee to repay such amount(s) if it shall ultimately be determined that such Person is not entitled to be indemnified as authorized in this Section.

              (c) The indemnification provided by this Section shall be in addition to any other rights to which the Indemnitee may be entitled under any agreement, as a matter of law or equity, or otherwise, and shall inure to the benefit of the successors, assigns, heirs, personal representatives, and administrators of the Indemnitee.

                                    ARTICLE 9
                     BOOKS, RECORDS, ACCOUNTING AND REPORTS

         9.1 Funds of the Company and ORS. The funds of the Company and ORS shall be deposited in such bank accounts, or invested in such interest-bearing or non-interest-bearing investments, including, without limitation, federally insured checking and savings accounts, certificates of deposit, government issued or backed securities, or mutual funds investing primarily in such types of securities, as shall be designated by the Board of Directors. Such funds shall not be commingled with the funds of any other person.

         9.2 Checks, Drafts, Orders for Payment. All checks, drafts, or orders for the payment of money, notes, or other evidences of indebtedness issued in the name of the Company and ORS shall be signed by such Officers or other agents of the Company and in such manner as the Board of Directors shall from time to time determine.

         9.3 Financial Reports. The Company shall prepare and distribute to the Members as soon as practicable (and in no event later than 45 days) after the end of each calender month and each Fiscal Year of the Company, an unaudited balance sheet as at the end of such period, and an unaudited profit and loss statement for the period ended, each prepared, in accordance with generally accepted accounting principles, consistently applied.

         9.4 Fiscal Year.  The Fiscal Year of the Company  shall end on December
31.

         9.5 Tax Matters Member. EOI shall be the "tax matters" member within the meaning of Section 6231 of the Code.

         9.6 Tax Returns. The Directors shall cause all tax returns for the Company and ORS to be prepared and timely filed with the appropriate authorities and, within 60 days after the end of each fiscal year, shall provide to the Members such information as shall be necessary for the preparation by the Members of their federal income tax returns.

         9.7 Books and Records. The Company shall maintain, and shall cause ORS to maintain, appropriate books and records with respect to their business. The books and records shall include (i) books of account; (ii) a current and past list of the full name and last known mailing address of each Member and each Officer and Director not a Member of the Company (all Officers and Directors shall be identified as such on the records); (iii) a copy of the Articles of Organization and all amendments thereto, together with executed copies of any powers of attorney pursuant to which any articles of amendment have been executed; (iv) copies of federal, state and local income tax returns and reports of the Company and ORS; (v) an executed copy of this Agreement as in effect and all amendments thereto; (vi) recent financial statements of the Company and ORS for the three most recent years; and (vii) copies of such other material instruments and documents as the Officers may executed on behalf of the Company and ORS. Such books and records shall be kept at the principal office of the Company and ORS, respectively. Each Member shall have the right, during ordinary business hours, to inspect and copy any of such records at the requesting Member's expense.

         9.8 Accounting. The books of the Company and ORS for financial reporting purposes shall be maintained on an accrual basis of accounting in accordance with generally accepted accounting principles, consistently applied. The Company's books for purposes of maintaining and determining Capital Accounts shall be maintained in accordance with the provisions of this Agreement, Section 704 of the Code and, to the extent not inconsistent therewith, the principles described above for financial reporting purposes.


                                   ARTICLE 10
                    CERTAIN RIGHTS AND OBLIGATIONS OF MEMBERS

         10.1 Limited Liability. No Member shall be personally liable for any debts, liabilities, or obligations of the Company; provided that each Member shall be responsible (i) for the making of any Capital Contribution required to be made to the Company by such Member pursuant to the terms of this Agreement; and (ii) for the amount of any distributions made to such Member that must be returned to the Company pursuant to the Act.

         10.2  Participation in Management.  No Member,  as such, shall take any part in the management and control of the business of the Company nor shall any Member, by reason of its status as such, have any right to transact any business for the Company or any authority or power to sign for or bind the Company. Notwithstanding the foregoing, Members shall have the right to approve or disapprove or otherwise consent or withhold consent with respect to such matters as are specified in this Agreement or the Act; and provided that Members may take such actions on behalf of the Company and execute documents or otherwise bind the Company to the extent, if any, that such powers are delegated to any such Member by the Directors from time to time.

                                   ARTICLE 11
                              TRANSFER OF INTERESTS

         11.1 Restrictions on Transfer.

              (a) EOI shall not sell, assign, transfer, pledge, hypothecate, mortgage, encumber or dispose of (a "Transfer") all or any portion of its Interest without: (i) the prior written consent of OASIS; and (ii) compliance with the other terms of this Article 11. Any attempted Transfer by EOI in violation of this Article 11 shall be null and void.

              (b) On or before March 15, 2000, OASIS shall not Transfer all or any portion of its Interest without: (i) the prior written consent of OASIS, and
(ii) compliance with the other provisions of this Article 11. Any attempted Transfer in violation of this Section 11.1(b) shall be null and void. The provisions of this Section 11.1(b) shall not apply to an exchange under sections 11.6, 11.7 or 11.8. After March 31, 2000, OASIS may Transfer its Interest upon compliance with the provisions of Section 11.5.

              (c) Any Member other than EOI and OASIS may Transfer its Interest in the Company upon compliance with the provisions of Section 11.5.

         11.2 Bankruptcy, Dissolution or Death of a Member. The Bankruptcy, dissolution or death of a Member will not terminate the Company. In the event of the Bankruptcy, dissolution or death of a Member, its successors in interest will succeed to its Interest and shall be responsible for all of the liabilities and obligations of such Member under this Agreement, provided, however, that such successor in interest shall have no right to participate in the management of the Company, including any right to elect Directors or to vote in any matters to be voted on by the Members, unless such successor in interest shall receive the prior written consent of all of the remaining Members.
         11.3 Member Ceasing to be a Member. A Member shall cease to be a Member only upon the occurrence of one or more of the following events:

              (a) A Transfer of the Member's Interest in accordance with the provisions of this Article 11; or

              (b) Withdrawal of a Member from the Company, but only with the prior written consent of all of the remaining Members.

         11.4 Withdrawal. No Member may withdraw or retire except with the prior written consent of all of the remaining Members, which consent the Members may withhold for any or no reason whatsoever. In the event that consent is granted, such consent shall be considered granted only within its limited scope and may contain any and all conditions which the Members, in their sole discretion, deems appropriate under the circumstances.

         11.5 Substituted Members. Any transferee acquiring the Interest of a Member as permitted under this Article shall be deemed admitted as a substituted Member with respect to the Interest transferred concurrently with the effectiveness of the Transfer (provided that such transferee, unless already a Member, shall, as a condition to such admission, execute a counterpart of this Agreement, agreeing thereby to be bound by all of the terms and conditions hereof), and such substituted Member shall be entitled to all of the rights and benefits under this Agreement of the transferor of such Interest, subject to the limitations of Section 11.2. Each transferee shall reimburse the Company for all reasonable expenses incurred by the Company in connection with such Transfer. No purported Transfer of any Interest, or any portion thereof or interest therein, in violation of the terms of this Agreement (including any Transfer occurring by operation of law) shall vest the purported transferee with any rights, powers, or privileges hereunder, and no such purported transferee shall be deemed for any purposes as a Member hereunder or have any right to inspect Company records to maintain derivative proceedings, to maintain any action for an accounting or to exercise any other rights of a Member hereunder or under the Act. Any Transfer in contravention of any of the provisions of this Article 11 shall be void ab initio and of no effect and shall not bind or be recognized by the Company.

         11.6 Mandatory Exchange of OASIS Interest for EGLOBE Securities.

              (a) The Interest held by OASIS in the Company (including the Residual Interest) shall be exchanged for the EGLOBE Securities upon the fulfillment of the following conditions:

                  (i) the registration under the Securities Act of 1933, as amended, of the resale by OASIS of at least $3,000,000 in value of EGLOBE Common Stock in accordance with the terms and conditions of the Side Letter under the Contribution Agreement; and

                  (ii) either (A) the receipt by EGLOBE of at least $10,000,000 in cash proceeds from the sale of equity interests in EGLOBE on or after the date of this Agreement; or (B) the reporting by EGLOBE of positive EBITDA for three consecutive calendar months; and

                  (iii) the absence of any Bankruptcy of EGLOBE.

              (b) The consummation of the exchange under this Section shall not entitle either party to any distribution of Operating Cash Flow from ORS, Cash Flow from the EGLOBE Securities or Capital Cash Flow from ORS, even if the Company has generated such cash flow prior to the date of the exchange.

              (c) The exchange shall occur at the offices of the Company, five business days after written notice of the fulfillment of the conditions is delivered to OASIS. At the closing, the Company and OASIS shall execute and deliver such documents as each of the parties shall reasonably request in order to consummate the exchange of the OASIS Interests in the manner provided by this
Section 11.6.

         11.7 Optional Exchange of OASIS Interest for EGLOBE Securities.

              (a) OASIS  shall have the right to  exchange  its  Interest in the
Company   (including  the  Residual  Interest)  at  any  time  into  the  EGLOBE
Securities, subject to the terms and conditions of this Section 11.7.

              (b) The consummation of the exchange under this Section shall not entitle either party to any distribution of Operating Cash Flow from ORS, Cash Flow from the EGLOBE Securities or Capital Cash Flow from ORS, even if the Company has generated such cash flow prior to the date of the exchange.

              (c) To exercise its rights under this Section, OASIS must provide written notice of its exercise of its exchange rights to the Company and EOI. The closing of the exchange shall occur at the offices of the Company, five business days after the notice of exercise is delivered to the Company. At the closing, the Company and OASIS shall execute and deliver such documents as each of the parties shall reasonably request in order to consummate the exchange in the manner provided by this Section 11.7.

         11.8 Optional Exchange of OASIS Interest for ORS Shares.

              (a) OASIS shall have the right to exchange its Interest in the Company (other than the Residual Interest) for the ORS Shares at any time on or after the Bankruptcy of EGLOBE.

              (b) The consummation of the exchange under this Section shall not entitle either party to any distribution of Operating Cash Flow from ORS, Cash Flow from the EGLOBE Securities or Capital Cash Flow from ORS, even if the Company has generated such cash flow prior to the date of the exchange.

              (c) To exercise its rights under this Section, OASIS must provide written notice of its exercise of its exchange rights to the Company and EOI. The closing of the exchange shall occur at the offices of the Company, five business days after the notice of exercise is delivered to the Company. At the closing, the Company and OASIS shall execute and deliver such documents as each of the parties shall reasonably request in order to consummate the exchange in the manner provided by this Section 11.8.

         11.9 Repurchase of Residual Interest.

                  The Company may repurchase the Residual Interest of OASIS for a payment of $1,000, at any time commencing four years after the closing of any exchange of the Interest of OASIS in the Company (other than the Residual Interest) under Sections 11.6, 11.7 or 11.8.


                                   ARTICLE 12
                                   DISSOLUTION

         12.1 Events of Dissolution. Each of the following shall be an "Event of Dissolution" causing the Company to dissolve:

              (a) The unanimous vote of the Members to dissolve the Company; or

              (b) The election of OASIS, following the Bankruptcy of EGLOBE;

              (c) The election of either Member to cause the dissolution of the Company, provided that such election may not be made prior to March 31, 2001.

         12.2 Effect of Death, Withdrawal, Bankruptcy of Dissolution of Member. Notwithstanding anything to the contrary contained in the Act, the Company shall not dissolve upon the death, withdrawal, Bankruptcy or dissolution of a Member.

         12.3 Liquidation.

              (a) Upon dissolution of the Company, the President, or if there is no President, such person as is designated by a majority of the Directors (the President or such other person being herein referred to as the "Liquidating Agent") shall proceed to wind up the business and affairs of the Company in accordance with the terms hereof and the requirements of the Act. The
Liquidating Agent shall have all of the rights in connection with the liquidation and termination of the Company that the Board of Directors and the Officers would have had with respect to the assets and liabilities of the Company during the term of the Company, and the Liquidating Agent is hereby expressly authorized and empowered to effectuate the liquidation and termination of the Company and the transfer of any assets and liabilities of the Company. The Liquidating Agent shall have the right from time to time, by revocable powers of attorney, to delegate to one or more persons any or all of such rights and powers and the authority and power to execute documents in connection therewith, and to fix the reasonable compensation of each such person, which compensation shall be charged as an expense of liquidation. The Liquidating Agent is also expressly authorized to distribute the Company's property to the Members, subject to satisfaction of any liens. This Agreement shall remain in full force and effect during the period of winding up, except that the Members shall not have the right to make withdrawals of capital or additional Capital Contributions or to retire from the Company.

              (b) Upon the dissolution of the Company, the Liquidator shall promptly distribute the ORS Shares to OASIS and the EGLOBE Securities to EOI. The distribution of the ORS Shares and EGLOBE Securities under this Section shall not entitle either party to any distribution of Operating Cash Flow from ORS, Cash Flow from the EGLOBE Securities or Capital Cash Flow from ORS, even if the Company has generated such cash flow prior to the date of the exchange.

              (c) If distributions are insufficient to return any Member the full amount of such Member's Capital Contributions, such Members shall have no recourse against any other Member or any Director. No Member shall have any obligation to restore, or otherwise pay to the Company, any other Member, or any third party, the amount of any deficit balance in such Member's Capital Account upon dissolution and liquidation. Following the completion of the winding up of the affairs of the Company and the distribution of its assets, the Company shall be deemed terminated and the Liquidator shall file a certificate of cancellation in the Secretary of State of the State of Florida as required by the Act.

              (d) Each Member shall be furnished with a statement prepared by the Liquidating Agent which shall set forth the assets and liabilities of the Company as at the date of complete liquidation, and each Member's share thereof. Upon completion of the liquidation, each Member shall cease to be a Member of the Company, and the Liquidating Agent shall execute, acknowledge and cause to be filed articles of dissolution of the Company, pursuant to the Act.


                                   ARTICLE 13
                        MEETINGS OF DIRECTORS AND MEMBERS

         13.1 Meetings of Directors. Meetings of Directors may be held whenever called by any Director or the President.

         13.2 Meetings of Members. Meetings of the Members may be held whenever called by the Board of Directors or by the written demand of any Member. Any written demand by a Member shall state the purpose or purposes of the proposed meeting, and business to be transacted at any such meeting shall be confined to the purposes stated in the notice thereof, and to such additional matters as the Board of Directors may determine to be germane to such purposes. The President shall serve as the chairman of any meetings of Members.

         13.3 Place of Meetings. Meetings of the Directors or the Members shall be held at the principal office of the Company, or such other place as the Board of Directors shall determine.

         13.4 Notice of Meetings. Written notice stating the place, day, and hour of any meeting of the Directors or the Members and the purpose or purposes for which the meeting is called shall be delivered not less than five (5) nor more than fifty (50) days before the date of the meeting, either personally, by facsimile, or by mail, by or at the direction of the person calling the meeting, to each Director and each Member. Any party may waive notice of any meeting. The attendance of a party at any meeting shall constitute a waiver of notice of such meeting except where a party attends a meeting for the express purpose of objecting to the transaction of any business on the grounds that the meeting is not lawfully called or convened.

         13.5 Quorum.

              (a) At any meeting of the Directors, the presence in person or by proxy of a majority of the Directors shall constitute a quorum.

              (b) At any meeting of Members, the presence in person or by proxy of both Members shall constitute a quorum.

         13.6 Voting.

              (a) If a quorum is present at a meeting of Directors, the affirmative vote of a majority of the Directors shall constitute the approval of the Directors.

              (b) If a quorum is present at a meeting of Members, the affirmative vote of both Members shall be the act of the Members.

         13.7 Proxies. At meetings of the Members and any adjournments thereof, a Member may vote in person or by proxy executed in writing by the Member or by its duly authorized attorney-in-fact. Such proxy shall be filed with the Board before or at the time of the meeting. No proxy shall be valid after sixty (60) days from the date of its execution, unless otherwise provided in the proxy. The burden of proving the validity of any undated, irrevocable, or otherwise contested proxy will rest with the person seeking to exercise the same.

         13.8 Meetings by Telephone. Any Director or Member may participate in any meeting of Directors or Members, as the case may be, by means of a conference telephone or similar communication equipment whereby all Directors or Members participating in such meeting can hear one another. Such participation shall constitute attendance in person.

         13.9 Record of Meetings. The Company shall prepare minutes for each meeting of Directors or Members.

         13.10 Action Without a Meeting.

              (a) Any action by the Directors which may be taken at any meeting of the Directors, may be taken without a meeting, without prior notice, and without a vote, if a consent in writing, setting forth the action to be taken, shall be signed by all the Directors.

              (b) Any action required to be taken at any meeting of Members or any action which may be taken at any meeting of Members, may be taken without a meeting, without prior notice, and without a vote if a consent in writing, setting forth the action so taken, shall be signed by the Members having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all Interests entitled to vote thereon were present and voted.

              (c) Any consents under this Section 13.10 may: (i) be signed in counterparts; and (ii) may have faxed signatures, copies of which shall be effective when received by the Company. Within 10 days after first obtaining such authorization by written consent, notice must be given to all Directors and Members.

                                   ARTICLE 14
                               GENERAL PROVISIONS

         14.1 Notices. Any notice, demand, request or report required or permitted to be given or made under this Agreement shall be in writing and shall be deemed given or made when delivered in person or five (5) days after the date when sent by certified or registered mail to: (i) a Member, when addressed to such Member at the address set forth on the signature pages hereto or such other address as the Member may hereafter provide to Company in writing; and (ii) the Company, when addressed to the Company at its principal office.

         14.2 Governing Law. This Agreement shall be governed by and interpreted in accordance with the laws of the State of Delaware, without reference to its principles of conflicts of laws.

         14.3 Headings. The Article and Section headings of this Agreement are for convenience only, do not form a part of this Agreement, and shall not in any way affect the interpretation hereof.

         14.4 Power of Attorney.

              (a) Subject to the terms and conditions hereof, each Member hereby irrevocably constitutes and appoints each of the Directors his true and lawful attorney-in-fact and agent with full power and authority to act in his name, place and stead to execute, acknowledge, swear to, deliver, file, record and publish any document requisite to carrying out the intention and purposes enumerated below, including, but not limited to, the execution, acknowledgment, swearing to, delivery,  filing,  recording and publication of this Agreement and amendments thereto, documents, conveyances, leases, contracts, loan documents and/or counterparts thereof, and all other documents which such person reasonably deems necessary or appropriate:

                 (i) To qualify or continue the Company as a limited liability company;

                 (ii) To effect the  dissolution and termination of the Company;
or

                 (iii)  To  effect   transfers,   admissions,   withdrawals  and
substitutions of Members as specifically provided under the terms of this Agreement.

             (b) No person shall take any action as an attorney-in-fact of any Member which would in any way increase the liability of such Member beyond the liability expressly set forth in this Agreement or increase the term of the Company nor is any Member bound by such action taken. This power of attorney shall be irrevocable.

         14.5 Parties in Interest. Nothing herein shall be construed to be to the benefit of or enforceable by any Person not a party to this Agreement, including, but not limited to, any creditor of the Company, other than the Persons entitled to indemnification under Section 8.12.

         14.6 Further Assurances. The Members will execute and deliver such further instruments and do such further acts and things as may reasonably be required to carry out the intent and purposes of this Agreement.

         14.7 Remedies Cumulative. No remedy conferred upon or reserved to the Company or any Member by this Agreement is intended to be exclusive of any other remedy. Each and every such remedy shall be cumulative and shall be in addition to any other remedy given to the Company or any Member hereunder or now or hereafter existing at law or in equity or by statute.

         14.8 Successors and Assigns. Subject to the restrictions on Transfer set forth in Article 11, this Agreement shall bind and inure to the benefit of the parties hereto and their respective successors and assigns.

         14.9 Dispute Resolution. Prior to any Bankruptcy of any Member, the Company or EGLOBE, any dispute by and among the Members and the Company with respect to their rights and duties under this Agreement shall be determined by arbitration in Miami, Florida pursuant to the Commercial Arbitration Rules of the American Arbitration Association. In the event of any Bankruptcy of any Member, the Company or EGLOBE, any dispute by and among the Members and the Company with respect to their rights and duties under this Agreement shall therefore be determined by the U.S. District Court for the Southern District of New York pursuant to, and as part of, the jurisdiction of such court over the Estate of Eastern Airlines, Inc.

         14.10 Legal Fees. In the event that any party should commence legal proceedings with respect to the rights and duties of the parties to this Agreement, the prevailing party in such legal proceedings shall be entitled to reimbursement from the non-prevailing party of all legal fees and expenses incurred in such proceedings.

         14.11 Amendment. This Agreement may not be amended except with the prior written consent of all Members.

         14.12 Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be deemed to be an original and all of which shall constitute one and the same agreement.

         14.13 Entire Agreement. The terms and conditions of this Agreement constitutes the entire agreement between the Members concerning the subject matter hereof, and shall supersede all previous communications, either oral or written, between the parties hereto, and no agreement or understanding modifying this Agreement shall be binding upon any Member unless such modification is in writing and signed by such Member.

         IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first-above written.

ADDRESSES:                                  MEMBERS:

                                            EOI:

                                            EGLOBE/OASIS, INC.

_________________________                   By:_______________________________
_________________________                   Its: _____________________________
_________________________                   Name:_____________________________

                                            OASIS:

                                            OUTSOURCED AUTOMATED
                                            RESERVATIONS AND INTEGRATED
                                            SOLUTIONS, INC.

_________________________                   By:_______________________________
_________________________                   Its: _____________________________
_________________________                   Name:_____________________________




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


                                 E X H I B I T S

Exhibits

A        -        Certificate of Formation


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